SHARE PURCHASE AGREEMENT

BETWEEN

CHERUBIM INTERESTS, INC.

AND

VICTURA CONSTRUCTION GROUP, INC.

AS THE SOLE SHAREHOLDER

OF

VICTURA ROOFING, LLC

AND

CHERUBIM BUILDERS GROUP LLC

SHARE PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into as of March 7, 2016, by and between Cherubim Interests, Inc., a Nevada corporation ("Buyer" or “CHIT”), and Victura Construction Group, Inc. (“Seller”)  as the sole shareholder of Victura Roofing, LLC., a Texas limited liability company and Cherubim Builders Group LLC, an Oklahoma limited liability company (“Targets”).  Buyer and Sellers are collectively referred to herein as the "Parties."

This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the outstanding shares of Targets in return for 60,000 Series C Preferred Shares of Buyer as more particularly specified herein.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.

Definitions.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Buyer" has the meaning set forth in the preface above.

"Closing" has the meaning set forth in §2(b) below.

"Closing Date" has the meaning set forth in §2(b) below.

"CHIT Shares" means 60,000 shares of Series C Preferred stock of CHIT.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for unpaid taxes.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in §2(a) below.

"Seller" has the meaning set forth in the preface above.

2.

Purchase and Sale of CHIT Shares.

(a)

Sale and Purchase.  On and subject to the terms and conditions of this Agreement, in exchange for the CHIT Shares (the "Purchase Price"), the Seller hereby sell to Buyer, and Buyer hereby purchases from the Seller, all of the issued and outstanding shares of Targets (the ”Targets Shares”).

(b)

Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer, on such date as Buyer and Seller may mutually determine (the "Closing Date").

(c)

Deliveries at Closing.  At the Closing, Seller and Buyer will deliver to each other the various instruments and documents referred to in §4 below.

3.

Representations and Warranties Concerning Buyer. Buyer represents and warrants to Sellers that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (if the Closing Date is a different date than the date of this Agreement).

(a)

Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b)

Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to the CHIT Shares.

(c)

CHIT Shares. The CHIT Shares are free and clear of any restrictions (other than any restrictions under relevant federal and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Buyer is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) in respect of the CHIT Shares.

4.

Representations and Warranties Concerning Sellers. Sellers represent and warrant to the Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (if the Closing Date is a different date than the date of this Agreement).

(a)

Organization, Qualification, and Corporate Power.  Victura Roofing, LLC, duly organized, validly existing, and in good standing under the laws of the state of a Texas.  Cherubim Builders Group LLC duly organized, validly existing, and in good standing under the laws of the state of Oklahoma.  Seller and Targets have full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by them.

(b)

Ownership. All of the issued and outstanding Targets Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Sellers to issue, sell, or otherwise cause to become outstanding any of its membership units, ownership rights, or distribution rights.

(c)

No Litigation. Sellers are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and is not a party to (or threatened to be made a party to) any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Nor are there any disputes or disagreements with any current, past, or potential clients of Sellers.

5.

Deliveries at Closing.  At the Closing, Buyer shall deliver the CHIT Shares and an executed copy of this Agreement to Sellers, and Sellers shall deliver an executed copy of this Agreement and an executed transfer document, substantially in the form attached hereto as Exhibit "A."

6.

Post-Closing Covenants. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

7.

Miscellaneous.

(a)

No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)

Entire Agreement.  This Agreement (including any documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c)

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or her rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers.

(d)

Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)

Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

If to Buyer:

Victura Construction Group Inc.

Cherubim Interests, Inc.

Attn: Patrick Johnson

Attn:  Gary Fewell

1304 Norwood Dr.

Bedford Texas 76022

Fax: (____) _____________

Fax: (____) _____________

email:

email:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Nevada.

(h)

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers.

(i)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)

Expenses.  Each of Buyer and Sellers will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k)

Specific Performance.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity.

(l)

Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Clark County, state of Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto..

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date first above written.

CHERUBIM INTERESTS, INC.

By ___________________________________

Gary Fewell, Chief Operating Officer

Sole Shareholder of Targets:

VICTURA CONSTRUCTION GROUP, INC.

By ___________________________________

Patrick Johnson, Chief Executive Officer

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